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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NephroGenex, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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April 10, 2014

To Our Stockholders:

        You are cordially invited to attend the 2014 annual meeting of stockholders of NephroGenex, Inc. to be held at 9:00 a.m. EST on Thursday, May 15, 2014 at The Umstead Hotel, 100 Woodland Pond Drive, Cary, North Carolina 27513.

        Details regarding the meeting, the business to be conducted at the meeting, and information about NephroGenex, Inc. that you should consider when you vote your shares are described in this proxy statement.

        At the annual meeting, one person will be elected to our Board of Directors. In addition, we will ask stockholders to approve an amendment and restatement of the 2005 Stock Option Plan, as amended and restated, and to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014. The Board of Directors recommends the approval of each of the three proposals. Such other business will be transacted as may properly come before the annual meeting.

        We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

        Thank you for your continued support of NephroGenex, Inc. We look forward to seeing you at the annual meeting.

Sincerely,

Pierre Legault
Chief Executive Officer

NEPHROGENEX, INC.
79 T.W. Alexander Drive
4401 Research Common Building
Suite 290, P.O. Box 14188
Research Triangle Park, NC 27709

April 10, 2014

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

TIME: 9:00 a.m. EST
DATE: May 15, 2014

PLACE: The Umstead Hotel, 100 Woodland Pond Drive, Cary, North Carolina 27513

PURPOSES:

  1.
  To elect one director to serve a three-year term expiring in 2017;

  2.
  To approve an amendment and restatement of the 2005 Stock Option Plan, as amended and restated;

  3.
  To ratify the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014; and

  4.
  To transact such other business that is properly presented at the annual meeting and any adjournments or postponements thereof.

WHO MAY VOTE:

        You may vote if you were the record owner of NephroGenex, Inc. common stock at the close of business on April 1, 2014. A list of stockholders of record will be available at the annual meeting and, during the 10 days prior to the annual meeting, at our principal executive offices located at 79 T.W. Alexander Drive, 4401 Research Commons Building, Suite 290, P.O. Box 14188, Research Triangle Park, NC 27709.

        All stockholders are cordially invited to attend the annual meeting. Whether you plan to attend the annual meeting or not, we urge you to vote and submit your proxy by mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

John P. Hamill
Secretary

i

NephroGenex, Inc.
79 T.W. Alexander Drive
4401 Research Common Building
Suite 290, P.O. Box 14188
Research Triangle Park, NC 27709

PROXY STATEMENT FOR THE NEPHROGENEX, INC.
2014 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2014

        This proxy statement, along with the accompanying notice of 2014 annual meeting of stockholders, contains information about the 2014 annual meeting of stockholders of NephroGenex, Inc., including any adjournments or postponements of the annual meeting. We are holding the annual meeting at 9 a.m., local time, on Thursday, May 15, 2014, at The Umstead Hotel, 100 Woodland Pond Drive, Cary, North Carolina 27513.

        In this proxy statement, we refer to NephroGenex, Inc. as "NephroGenex, Inc.," "the Company," "we" and "us."

        This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the annual meeting.

        On or about April 17, 2014, we began sending this proxy statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card to all stockholders entitled to vote at the annual meeting.

        Although not part of this proxy statement, we are also sending, along with this proxy statement, our 2013 annual report, which includes our financial statements for the fiscal year ended December 31, 2013.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON MAY 15, 2014

        This proxy statement and our 2013 annual report to stockholders are available for viewing, printing and downloading at www.nephrogenex.com/proxy.html. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

        Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2013 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the "SEC Filings" section of the "Investors" section of our website at www.nephrogenex.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: NephroGenex, Inc., 79 T.W. Alexander Drive, 4401 Research Commons Building, Suite 290, Research Triangle Park, NC 27709. Exhibits will be provided upon written request and payment of an appropriate processing fee.

 EXPLANATORY NOTE

        We are an "emerging growth company" under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a "smaller reporting company," as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an "emerging growth company" until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

        The Board of Directors of NephroGenex, Inc. is soliciting your proxy to vote at the 2014 annual meeting of stockholders to be held at The Umstead Hotel, 100 Woodland Pond Drive, Cary, North Carolina 27513, on Thursday, May 15, 2014, at 9:00 a.m. EST and any adjournments of the meeting, which we refer to as the annual meeting. The proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

        We have sent you this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 because you owned shares of NephroGenex, Inc. common stock on the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about April 17, 2014.

Who Can Vote?

        Only stockholders who owned our common stock at the close of business on April 1, 2014 are entitled to vote at the annual meeting. On this record date, there were 8,855,114 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

        You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the annual meeting and not revoked prior to the annual meeting, will be voted at the annual meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

        Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board's recommendations as noted below. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates registered in your name, you may vote:

  •
  By mail.  If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board's recommendations as noted below.

  •
  In person at the meeting.  If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

        If your shares are held in "street name" (held in the name of a broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the annual meeting, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the annual meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

        The Board of Directors recommends that you vote as follows:

  •
  "FOR" the election of the nominee for director;

  •
  "FOR" the amendment and restatement of the 2005 Stock Option Plan, as amended and restated (the "Stock Plan"); and

  •
  "FOR" the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2014.

        If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

        If you give us your proxy, you may change or revoke it at any time before the annual meeting. You may change or revoke your proxy in any one of the following ways:

  •
  if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

  •
  by notifying NephroGenex, Inc.'s Secretary in writing before the annual meeting that you have revoked your proxy; or

  •
  by attending the annual meeting in person and voting in person. Attending the annual meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the annual meeting that it be revoked.

        Your most current vote is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

        You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under "How Do I Vote?" for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

        If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under "How Do I Vote?" If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 3 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the annual meeting and in the manner you desire. A "broker non-vote" will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

        Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in the election of directors. Therefore, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for the election of directors (Proposal 1 of this proxy statement).

 What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominee for director who receives the most votes (also known as a "plurality" of the votes cast) will be elected. You may vote either FOR the nominee or WITHHOLD your vote from the nominee. Votes that are withheld will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name for the election of the directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.
Proposal 2: Approve an amendment and restatement of the Stock Plan

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve the amendment and restatement of the Stock Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers' unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers' unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for 2014, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

        We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election, a representative of Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. Computershare, however, will forward to management any written comments you make, on the proxy card or otherwise provide.

Where Can I Find Voting Results of the Annual Meeting?

        The preliminary voting results will be announced at the annual meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Are the Costs of Soliciting these Proxies?

        We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

        We have engaged Morrow & Co. ("Morrow"), to act as our proxy solicitor in connection with the proposals to be acted upon at our annual meeting. Pursuant to our agreement with Morrow, Morrow will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the annual meeting. For these services, we will pay a fee of approximately $5,000 plus expenses.

 What Constitutes a Quorum for the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the annual meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

        The annual meeting will be held at 9 a.m. EST on Thursday, May 15, 2014 at The Umstead Hotel, 100 Woodland Pond Drive, Cary, North Carolina 27513. When you arrive at The Umstead Hotel, signs will direct you to the appropriate meeting rooms. You need not attend the annual meeting in order to vote.

Householding of Annual Disclosure Documents

        SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number, 1-800-522-6645.

        If you do not wish to participate in "householding" and would like to receive your own Notice or, if applicable, set of NephroGenex, Inc.'s proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another NephroGenex, Inc. stockholder and together both of you would like to receive only a single Notice or, if applicable, set of proxy materials, follow these instructions:

  •
  If your NephroGenex, Inc. shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-800-522-6645 or writing them at 480 Washington Blvd. Jersey City, N.J. 07660.

  •
  If a broker or other nominee holds your NephroGenex, Inc. shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 17, 2014 for (a) the executive officers named in the Summary Compensation Table on page 17 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of March 17, 2014 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 8,855,114 shares of common stock outstanding on March 17, 2014.

        Unless otherwise indicated, the address for each director and executive officer listed is: c/o NephroGenex, Inc., 79 T.W. Alexander Drive, 4401 Research Commons Building Suite 290, P.O. Box 14188, Research Triangle Park, NC 27709.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Pierre Legault(1)	34,223	*
J. Wesley Fox, Ph.D.(2)	226,862	2.6%
Bob Peterson(3)	38,756	*
Richard Markham(4)	—	*
Robert R. Seltzer	—	*
Eugen Steiner, M.D.	—	*
Martin Vogelbaum	—	*
All current executive officers and directors as a group (7 persons)(5)	299,841	3.4%
Five Percent Stockholders
Care Capital III, LLC(6)	4,241,097	47.9%
Funds affiliated with Rho Ventures(7)	1,326,826	15.0%
BioStratum, Incorporated(8)	538,002	6.1%
Visium Balanced Master Fund, Ltd.(9)	476,491	5.4%

*
Represents beneficial ownership of less than 1% of the shares of common stock.

(1)
Consists of options to purchase 34,223 shares of common stock that are exercisable within 60 days of March 17, 2014.

(2)
Consists of options to purchase 226,862 shares of common stock that are exercisable within 60 days of March 17, 2014.

(3)
Consists of options to purchase 38,756 shares of common stock that are exercisable within 60 days of March 17, 2014.

(4)
Mr. Markham is one of four managing members at Care Capital III, LLC. Care Capital III, LLC is the general partner of Care Capital Investments III, LP and Care Capital Offshore Investments III, LP (collectively referred to herein as "Care Capital"). Mr. Markham disclaims beneficial ownership of the shares held by Care Capital.

(5)
Consists of options to purchase 299,841 shares of common stock beneficially owned by our officers and directors which are exercisable within 60 days of March 17, 2014. See notes (1) through (3) above.

(6)
Care Capital III, LLC is the general partner of Care Capital Investments III, LP and Care Capital Offshore Investments III, LP. Mr. Markham, Jan Leschly, Jerry N. Karabelas and David R. Ramsay are the four managing members at Care Capital III, LLC, and in their capacity as such, may be deemed to exercise shared voting and investment power over the shares held by Care Capital. The address of Care Capital is 47 Hulfish Street, Princeton, New Jersey 08542.

(7)
The general partner of RV V is RMV V, L.L.C., a Delaware limited liability company, and the managing member of RMV V, L.L.C. is Rho Capital Partners LLC, a Delaware limited liability company ("RCP LLC"). Each of Habib Kairouz, Mark Leschly and Joshua Ruch is a managing member of RCP LLC, and in their capacity as such may be deemed to exercise voting and investment power over the shares held by the Rho Funds. The address for the Rho Ventures group is Carnegie Hall Tower, 152 West 57th Street, 23rd Floor, New York, New York 10019.

(8)
The board of directors of BioStratum, consisting of Dr. Steiner, Per Samuelsson, Eggert Dagbjartson, Birgir Haraldsson and Dr. John Mazur, has sole voting and investment power with respect to the shares held by BioStratum, and each disclaims beneficial ownership of shares held by BioStratum, except to the extent of his pecuniary interest therein. The address of BioStratum is c/o Eugen Steiner, Timmermansgatan 2A, SE 11825 Stockholm, Sweden.

(9)
This information is based on the Schedule 13G filed with the Securities and Exchange Commission on February 20, 2014, by Visium Balanced Master Fund, Ltd. ("VBMF"), Visium Asset Management, LP ("VAM"), JG Asset, LLC ("JG Asset"), and Jacob Gottlieb (the "Visium 13G"). Pursuant to the Visium 13G, (i) as investment manager to the pooled investment funds, VAM may be deemed to beneficially own the shares beneficially owned by the funds, (ii) as general partner to VAM, JG Asset may be deemed to beneficially own the shares beneficially owned by VAM, and (iii) as managing member of JG Asset, Mr. Gottlieb may be deemed the beneficial owner of the shares beneficially owned by JG Asset, and he has sole voting and dispositive power over the shares. VAM, JG Asset and Mr. Gottlieb disclaim beneficial ownership of the securities, except to the extent of his or its pecuniary interest therein. The mailing address of the beneficial owner is 888 Seventh Avenue, New York, NY 10019.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

        Our restated certificate of incorporation and restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) J. Wesley Fox, Eugen Steiner, and Martin Vogelbaum constitute a class with a term ending at the 2014 annual meeting; (2) James Mitchum and Robert Seltzer constitute a class with a term ending at the 2015 annual meeting; and (3) Richard Markham and Pierre Legault constitute a class with a term ending at the 2016 annual meeting.

        On March 26, 2014, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Eugen Steiner for election at the annual meeting for a term of three years to serve until the 2017 annual meeting of stockholders, and until his respective successor has been elected and qualified. However, it is anticipated that Dr. Steiner will resign from the Board of Directors as soon as we find a suitable replacement.

        Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors' conclusion at the time of filing of this proxy statement that each person listed below should serve as a director is set forth below:

Name	Age	Position(s) with the Company
Richard Markham(2)(3)	63	Chairman of the Board
Pierre Legault	54	Chief Executive Officer and Director
James Mitchum(1)(2)	61	Director
Robert R. Seltzer(1)(3)	38	Director
Eugen Steiner, M.D.(1)(2)	59	Director

(1)
Member of our Audit Committee.

(2)
Member of our Compensation Committee.

(3)
Member of our Nominating and Governance Committee.

        Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with NephroGenex, Inc., either directly or indirectly. Based upon this review, our Board has determined that the following members of the Board are "independent directors" as defined by The NASDAQ Stock Market: Richard Markham, James Mitchum, Robert R. Seltzer and Eugen Steiner.

        Richard J. Markham has served as a member of our Board of Directors since 2007 and as the chairman of our Board of Directors since October 2013. Mr. Markham has been a partner in the venture capital firm Care Capital, LLC, an affiliate of one of our principal stockholders, since November 2004 and continues in that role. Prior to joining Care Capital, he was the Vice Chairman of the Management Board and COO of Aventis. Previously, he was the CEO of Aventis Pharma and Hoechst Marion Roussel and the President and COO of Marion Merrell Dow, Inc. and a member of its board of directors. From 1973 to 1993, Mr. Markham was associated with Merck & Co., Inc., culminating in his position as President and COO. Prior to this role Richard held a number of positions, starting as a professional representative and then becoming district manager, product manager and director, executive director and then VP of Marketing for the Merck Sharp & Dohme

Division. He later was responsible for Merck's European pharmaceutical business before being named senior vice president of Merck & Co. and president of the Merck Human Health Division, responsible for worldwide marketing and sales of Merck's pharmaceutical products. Mr. Markham received a B.S. in Pharmacy and Pharmacal Sciences from Purdue University and has served as a member of the Dean's Advisory Council of the university. He has also been awarded an honorary Doctor of Science degree, the university's highest honor for achievement. Mr. Markham previously served as a member of the board of directors of Acura Pharmaceuticals, Inc. and Anacor Pharmaceuticals, Inc. In addition, Mr. Markham has been a member of the board of directors and executive committee of the Pharmaceutical Research and Manufacturers Association, a member of the Board of Trustees of the HealthCare Institute of New Jersey and a member of the board of directors of Aventis Pasteur and of Commerce Bank of Kansas City.

        We believe that Mr. Markham's extensive experience within the life sciences industry, the experience he brings as a Board member of life sciences companies, his knowledge of finance and transactions, and his historic knowledge of our company and our product candidates qualify him to serve as a member of our Board of Directors.

        Pierre Legault was named our Chief Executive Officer on October 18, 2013 and has been a member of our Board of Directors since November 2012. From April 2012 until October 2013, Mr. Legault was the Chief Executive Officer of Stone Management LLC, a consulting company. From January 2009 to April 2012, Mr. Legault, was the Chief Executive Officer of Prosidion Ltd., a U.K. mid-size biotechnology firm discovering, developing and commercializing products in the therapeutic areas of diabetes and obesity. From January 2009 to September 2010, he served as Executive VP, Chief Financial Officer and Treasurer with OSI Pharmaceuticals, a mid-size biotechnology company focused on oncology. He was also Senior Executive VP and Chief Administrative Officer of Rite Aid Corporation, a fortune 500 pharmaceutical retail company, from July 2007 to December 2008. From January 2006 to July 2007, Mr. Legault served as Executive VP of The Jean Coutu Group (PJC) Inc. and President of the Eckerd group, with overall management responsibilities for the Brooks Eckerd operations in the US.

        Previously Mr. Legault held several senior positions for a period of 15 years with Sanofi-Aventis and predecessor companies, last serving as Worldwide President of Sanofi-Aventis Dermatology/Dermik (2003 to 2005). Prior positions included the Senior VP and Chief Financial Officer of Aventis Pharmaceuticals Inc. (2000 to 2003), Global Senior VP Finance and Treasury of Hoechst Marion Roussel, Inc. (1998 to 2000), VP and Chief Financial Officer, North America Finance, IT and Administration of Marion Merrell Dow, Inc. (1997 to 1998), and VP and Chief Financial Officer of Marion Merrell Dow Pharmaceutical Canada (1989 to 1996). Mr. Legault has served on several public, private and nonprofit company boards and audit committees, as well as on several advisory boards, including the following: Cyclacel Pharmaceutical Inc., a publicly traded biotech company (2006-2008), Forest Laboratories, Inc. (2012-present) and Regado Biosciences, Inc. (2013-present). Mr. Legault also belongs to several professional associations and he studied at McGill University, University of Montreal (HEC) and the Harvard Business School. He has a Six Sigma Green Belt, a BAA, MBA, CA and CPA diploma.

        We believe that Mr. Legault's perspective and the experience he brings as our chief executive officer, together with his historic knowledge of our company and our product candidates, operational expertise and continuity to our Board of Directors, and his experience in managing and investing in companies within the life sciences industry, qualify him to serve as a member of our Board of Directors.

        James Mitchum was appointed by our Board of Directors in November 2013, effective upon the completion of this offering, to serve as a member of our Board of Directors and as the chair of our Audit Committee. From 2009 to July 2012, Mr. Mitchum served as President of the Americas for

EUSA Pharma (USA), Inc., where he oversaw the streamlining of that business as well as the development, FDA approval and successful launch of a pediatric oncology drug in 2011. From 2005 to 2008, Mr. Mitchum served as President and Chief Executive Officer of Enturia, Inc., a privately owned drug-device company, based in Kansas City, Missouri. From 2004 to 2005, Mr. Mitchum served as the President and Chief Executive Officer of Sanofi-Aventis Group Japan. Mr. Mitchum has also served as a director on numerous private company and organization boards. Mr. Mitchum earned an MBA in Business from the University of Tennessee in Knoxville, Tennessee and a Bachelor of Science degree in Business and Math from Milligan College in Johnson City, Tennessee.

        We believe that Mr. Mitchum's experience in managing companies in the life sciences industry, as well as his financial and operational expertise, qualify him to serve on our Board of Directors.

        Robert R. Seltzer has served as a member of our Board of Directors since October 2013. Mr. Seltzer is a Partner at Care Capital, LLC, a life sciences venture capital firm and an affiliate of one of our principal stockholders, which he joined in July 2005. He was previously a management consultant at the Boston Consulting Group (1997 to 2000 and 2004 to 2005), and he was the Founder and President of Trenza Corp (2000 to 2001). He serves on the board of directors of a number of private biopharmaceutical and drug development companies. Mr. Seltzer received his MBA from The Wharton School, a Master in Biotechnology from the University of Pennsylvania, and a BS in Molecular Biophysics and Biochemistry from Yale University.

        We believe that Mr. Seltzer's perspective and the experience he brings as a Board member of life sciences companies, his knowledge of finance and transactions, and his historic knowledge of our company and our product candidates qualify him to serve as a member of our Board of Directors.

        Eugen Steiner, M.D., Ph.D., has served as a member of our Board of Directors since 2007. Dr. Steiner is a venture partner of HealthCap, a group of multistage venture capital funds, investing globally in the life sciences. He has more than 25 years of executive management experience, and since 1997 has served as CEO of certain companies in which HealthCap has invested, leading these companies mostly in start-up and early stages of development. He has been CEO of Affibody AB, Biostratum Inc., Calab Medical AB, Creative Peptides AB, Eurona Medical AB, Melacure Therapeutics AB, Nordic Vision Clincs AS, PyroSequencing AB and Visual Bioinformatics AB. Dr. Steiner has served on several public, private and nonprofit company boards, including Alba Therapeutics, APL, Biolipox (chairman), BioPhausia, Biostratum (chairman), Biotage, Praktikertjänst, and Stockholm School of Entrepreneurship, and also belongs to several professional medical, industry and investor associations. He studied medicine and earned his MD as well as PhD degrees at the Karolinska Institute. Until 1987 Dr. Steiner practiced medicine and was active in medical research at the Karolinska Hospital, Stockholm, Sweden.

        We believe that Dr. Steiner's experience, together with his historic knowledge of our company and our product candidates, and continuity to our Board of directors, and his experience in managing and investing in companies within the life sciences industry, qualify him to serve as a member of our Board of directors.

        There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she is to be selected as a director or nominee.

        There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

  Director Independence

        Under Rules 5605 and 5615 of the NASDAQ Marketplace Rules, a majority of a listed company's board of directors must be comprised of independent directors within one year of listing. In addition, NASDAQ Marketplace Rules require that, subject to specified exceptions, including certain phase-in rules, each member of a listed company's audit, compensation and nominating and governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Rule 5605(a)(2) of the NASDAQ Marketplace Rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board of Directors has determined that Messrs. Markham, Mitchum and Seltzer and Dr. Steiner are independent under the applicable rules and regulations of the NASDAQ Stock Market. Our Board of Directors also determined that Mr. Mitchum and Dr. Steiner, who comprise our Compensation Committee; and Messrs. Seltzer and Markham, who comprise our Nominating and Governance Committee, all satisfy the independence standards for such committees established by the Securities and Exchange Commission and the NASDAQ Marketplace Rules, as applicable. With respect to our Audit Committee, our Board of Directors has determined that Mr. Mitchum and Dr. Steiner satisfy the independence standards for such committee established by Rule 10A-3 under the Exchange Act, the Securities and Exchange Commission and the NASDAQ Marketplace Rules, as applicable, but that Mr. Seltzer, the other member of our Audit Committee, does not satisfy all of these standards because of his relationship with Care Capital, one of our affiliates. As such, we are relying upon the phase-in provisions of Rule 10A-3 and the rules of the NASDAQ Stock Market, as further described below in the description of our Audit Committee. In making such determinations, our Board of Directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence.

Committees of the Board of Directors and Meetings

        Meeting Attendance.    During the fiscal year ended December 31, 2013 there were six meetings of our Board of Directors. Our committees of the Board did not meet during fiscal year ended December 31, 2013 as they were established upon the completion of our initial public offering which occurred in 2014. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2013. We did not have an annual meeting of stockholders during 2013.

        Audit Committee.    Our Audit Committee has three members: James Mitchum, Robert R. Seltzer and Eugen Steiner, M.D. Mr. Mitchum is the chairperson of the committee. Our Board of Directors has determined that Mr. Mitchum is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission, and satisfies the financial sophistication requirements of applicable NASDAQ rules.

        Under the applicable NASDAQ rules, we are permitted to phase in our compliance with the independent audit committee requirements set forth in NASDAQ Marketplace Rule 5605(c)(2)(A)(ii) on the same schedule as we are permitted to phase in our compliance with the independent audit committee requirement pursuant to Rule 10A-3(b)(1)(iv)(A) under the Exchange Act, which require (1) one independent member at the time of listing; (2) a majority of independent members within 90 days of listing; and (3) all independent members within one year of listing.

        Our Board of Directors has determined that each of Mr. Mitchum and Dr. Steiner is an independent director under the NASDAQ Marketplace Rules and Rule 10A-3 of the Exchange Act.

Within one year of our listing on the NASDAQ Capital Market, we expect that Mr. Seltzer will resign from our Audit Committee and be replaced with a new director who is independent under NASDAQ Marketplace Rule 5605(c)(2)(A)(ii) and Rule 10A-3.

        Our Audit Committee is authorized to:

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  approve and retain the independent auditors to conduct the annual audit of our financial statements;

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  review the proposed scope and results of the audit;

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  review and pre-approve audit and non-audit fees and services;

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  review accounting and financial controls with the independent auditors and our financial and accounting staff;

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  review and approve transactions between us and our directors, officers and affiliates;

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  recognize and prevent prohibited non-audit services;

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  establish procedures for complaints received by us regarding accounting matters;

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  oversee internal audit functions, if any; and

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  prepare the report of the Audit Committee that the rules of the Securities and Exchange Commission require to be included in our annual meeting proxy statement.

        A copy of the Audit Committee's written charter is publicly available in the "Investors" section on our website at www.nephrogenex.com.

        Compensation Committee.    Our Compensation Committee has three members: Richard Markham, James Mitchum and Eugen Steiner. Mr. Markham is the chairperson of the committee. Our Compensation Committee's role and responsibilities are set forth in the Compensation Committee's written charter and includes reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. Our Compensation Committee also administers the Stock Plan. The Compensation Committee is responsible for the determination of the compensation of our chief executive officer, and shall conduct its decision making process with respect to that issue without the chief executive officer present. All members of the Compensation Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

        Our Compensation Committee's role and responsibilities are set forth in the Compensation Committee's written charter and include:

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  Reviewing and recommending the compensation arrangements with management, including the compensation of our chief executive officer

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  establishing and reviewing general compensation policies with the objective of aligning, where appropriate, the long-term interests of executive officers and other key employees with those of our stockholders and otherwise encouraging the achievement of superior results over an extended time period; and

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  overseeing any of our equity incentive plans, as applicable.

        A copy of the Compensation Committee's written charter is publicly available in the "Investors" section on our website at www.nephrogenex.com.

        Nominating and Governance Committee.    Our Nominating and Governance Committee is comprised of Robert R. Seltzer and Richard Markham. Mr. Seltzer is the chairperson of the committee. The Nominating and Governance Committee's role and responsibilities are set forth in the Nominating and Governance Committee's written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and evaluating current Board members' performance. All members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The NASDAQ Stock Market.

        If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our bylaws and in "Stockholder Proposals and Nominations For Director" at the end of this proxy statement.

        In addition, under our current corporate governance policies, the Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Governance Committee under our corporate governance policies, it should submit such recommendation in writing c/o Secretary, NephroGenex, Inc., 79 T.W. Alexander Drive, 4401 Research Commons Building, Suite 290, P.O. Box 14188, Research Triangle Park, NC 27709.

        Our Nominating and Governance committee has not adopted a formal diversity policy in connection with the consideration of director nominations or the selection of nominees. However, the Nominating and Governance Committee will consider issues of diversity among its members in identifying and considering nominees for director, and will strive where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and energy industry experience on our Board of Directors and its committees.

        A copy of the Nominating and Governance Committee's written charter is publicly available on the Company's website at www.nephrogenex.com.

Board Leadership Structure and Role in Risk Oversight

        The positions of chairman of the board and chief executive officer are presently separated at our company. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing our chairman of the board to lead the Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board of Directors' oversight responsibilities continue to grow. Our Board of Directors also believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board of Directors. This leadership structure also is preferred by a significant number of our stockholders. Our Board of Directors believes its administration of its risk oversight function has not affected its leadership structure.

        While our restated bylaws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to product candidate development, having no commercial manufacturing experience, marketing or sales capability or experience and dependence on key personnel, as more fully discussed under Item 1.A. "Risk Factors" in our annual report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        Our Board of Directors is actively involved in oversight of risks that could affect us. This oversight is conducted primarily through committees of the Board of Directors, but the full board of directors has retained responsibility for general oversight of risks. Our Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company as our Board of Directors believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.

Stockholder Communications to the Board

        Generally, stockholders who have questions or concerns should contact us at http://investors.nephrogenex.com/contactus.cfm. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to our Secretary, John P. Hamill, NephroGenex, Inc., 79 T.W. Alexander Drive, 4401 Research Commons Building, Suite 290, P.O. Box 14188, Research Triangle Park, NC 27709. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

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  junk mail and mass mailings

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  resumes and other forms of job inquiries

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  surveys

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  solicitations or advertisements.

        In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

        The following table sets forth certain information regarding our executive officers who are not also directors. We have employment agreements with all of our executive officers.

Name	Age	Position
J. Wesley Fox, Ph.D.	62	President and Chief Scientific Officer
John P. Hamill	50	Chief Financial Officer, Treasurer and Secretary
Bob Peterson	57	Vice President of Product Development and Regulatory Affairs

        J. Wesley Fox, Ph.D. is a co-founder of NephroGenex and has served as our President and Chief Scientific Officer since October 2013. From 2005 until October 2013, Dr. Fox served as our President and Chief Executive Officer. Dr. Fox has over 30 years of experience in the organization, funding and management of early and developmental stage biotechnology companies. Prior to co-founding the Company, Dr. Fox was co-founder and Chief Scientific Officer of BioStratum, Inc. from 1994 to 2005, where he established and directed research and development operations that identified and advanced Pyridorin, recombinant laminins for tissue regeneration (now being sold and applied to stem cells by BioLamina AB), and licensed inhibitors of GPBP kinase with applications to autoimmune disease, fibrosis, and cancer (now being developed by FibroStatin SL). Dr. Fox is also an advisor for BioLamina AB and FibroStatin SL. Prior to these entrepreneurial activities, Dr. Fox held research and development positions with Abbott Laboratories and Idexx Laboratories, Inc. Dr. Fox received a B.A. in Chemistry from Washington and Jefferson College in Washington, Pennsylvania. Dr. Fox received his Ph.D. in Biochemistry from University of Kansas Medical School in Kansas City, Kansas.

        John P. Hamill has served as our Chief Financial Officer since January 21, 2014. From June 2013 until January 2014, Mr. Hamill served as Co-President and Chief Financial Officer of Savient Pharmaceuticals, Inc. ("Savient") and as Senior Vice President and Chief Financial Officer of Savient since September 2012. Savient filed for bankruptcy on October 14, 2013, while Mr. Hamill was Savient's Co-President and Chief Financial Officer and, shortly thereafter, Savient sold its assets in bankruptcy. From 2010 to 2012, Mr. Hamill served as a financial consultant for various private companies. From 2001 until 2009, Mr. Hamill worked for PharmaNet Development Group, Inc., where he served as Executive Vice President and Chief Financial Officer from 2006 until 2009. During the period in which Mr. Hamill served as Executive Vice President and Chief Financial Officer, he also maintained responsibilities as the Chief Financial Officer of PharmaNet Development Group, Inc.'s wholly-owned subsidiary, PharmaNet, Inc. Mr. Hamill earned his B.S. with a dual major in Accounting/Business and Computer Science from DeSales University (formerly Allentown College of St. Francis de Sales) in 1986. Mr. Hamill is a Certified Public Accountant and is affiliated with the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

        Bob Peterson has served as our Vice President of Product Development and Regulatory Affairs since 2009. Mr. Peterson has over 27 years of product development experience in the pharmaceutical and cardiovascular implant industry. Prior to joining the Company, Mr. Peterson served as Director of Research and Development of Cardiopolymers, Inc., which is currently named LoneStar Heart Inc., overseeing development of novel biopolymer therapy for the treatment of chronic heart failure. From 1999 to 2006, Mr. Peterson served as Director of Product Development for BioStratum, Inc. where he led the development of biopharmaceutical candidates from concept to early clinical trials. From 1986 to 1999, he worked at Baxter International where he led the development from concept to market release of a complete line of ePTFE vascular grafts for peripheral use, and a complete line of endovascular prosthetic grafts for treatment of abdominal aortic aneurysms. Prior to the pharmaceutical and medical device industries, Mr. Peterson served as an officer in the United States Army. Mr. Peterson graduated from the United States Military Academy at West Point and received his Master of Engineering Degree at the University of California, Berkeley.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation paid or accrued during the last two fiscal years to our named executive officers, who are comprised of (1) our principal executive officer, (2) our next highest compensated executive officer other than the principal executive officer and (3) Pierre Legault, who was not an executive officer in 2012. The table below sets forth the compensation of our only two employees in 2012 and 2013.

Name and Principal Position		Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Pierre Legault(5)	2013	$214,516	$75,000	$496,080	$125,996	$3,098	$914,690
Chief Executive Officer	2012	$—	—	—	—	—	$—
J. Wesley Fox(6)	2013	$340,680	$200,638	—	—	$16,987	$558,305
President and Chief Scientific Officer	2012	$332,667	$150,300	—	—	$16,752	$499,719
Bob Peterson	2013	$229,500	$69,300	—	—	$25,678	$324,478
Vice President of Product Development	2012	$223,750	$60,750	—	—	$25,768	$310,268
and Regulatory Affairs

(1)
Amounts represent cash bonuses earned in 2012, which were paid during 2013, and cash bonuses earned in 2013, which are expected to be paid in 2014, based on achievement of performance goals and other factors deemed relevant by our Board of Directors and the Compensation Committee. The corporate performance goals for 2012 and 2013 included key strategic and financial goals that related to development programs, obtaining approval from the FDA for Pyridorin, securing new sources of capital/financing and achieving the budgeted financial targets. However, the payment of bonuses to our named executive officers are subject to the discretion of the Board of Directors and the Compensation Committee.

(2)
These amounts represent the aggregate grant date fair value of stock awards granted to Mr. Legault in the year ended December 31, 2013 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determined grant date fair value may be found in Note B to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(3)
These amounts represent the aggregate grant date fair value of options granted to Mr. Legault in fiscal year ended December 31, 2013 computed in accordance with FASB ASC Topic 718. A discussion of the assumptions used in determining grant date fair value may be found in Note B to our Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2013.

(4)
Amount represents medical, dental, vision, life and long-term disability benefits paid on behalf of each of Dr. Fox and Mr. Peterson.

(5)
Mr. Legault was appointed as our Chief Executive Officer on October 18, 2013. Prior to this date, Mr. Legault served as the chairman of our Board of Directors. Compensation information presented for 2013 reflects compensation paid to Mr. Legault as a consultant for part of the year and as our Chief Executive Officer for part of the year. Compensation information presented for 2012 reflects compensation paid to Mr. Legault as a consultant to NephroGenex during 2012.

(6)
Dr. Fox was appointed as our President and Chief Scientific Officer on October 18, 2013. Prior to this date, Dr. Fox served as our President and Chief Executive Officer. Compensation information presented for 2012 reflects compensation paid to Dr. Fox in his capacity as our President and Chief Executive Officer in 2012.

Narrative to Summary Compensation Table

Employment Arrangements with Our Named Executive Officers

        Pierre Legault.    On November 7, 2013, we entered into an employment agreement with Pierre Legault to reflect his role and responsibilities as Chief Executive Officer. Mr. Legault's service as Chief Executive Officer commenced on October 18, 2013 (the "Commencement Date"). The employment agreement will continue until Mr. Legault's employment is terminated by either party pursuant to the terms and provisions of the employment agreement. The employment agreement provides Mr. Legault an annual base salary of $400,000. For each completed fiscal year during Mr. Legault's service to us, Mr. Legault is eligible to earn a bonus based on achievement of reasonable individual and corporate performance objectives established by our Board of Directors and communicated to Mr. Legault. The target amount of Mr. Legault's annual bonus for each fiscal year will be 50% of the base salary paid or payable to Mr. Legault for his service in that year. To receive any annual bonus otherwise earned for a given year, Mr. Legault must remain employed with us through the last business day of that year.

        Pursuant to his employment agreement, Mr. Legault received a grant of restricted stock units which represent the right to receive 24,000 shares of our common stock, subject to the terms and conditions of a restricted stock unit agreement and grant notice connected therewith (the "RSU Award"). 25% of the restricted stock units granted to Mr. Legault will vest on October 21, 2014, and the remaining 75% of the restricted stock units granted to Mr. Legault will vest in equal monthly installments, on the first day of each calendar month, beginning on November 1, 2014 and continuing for 36 months thereafter, provided that Mr. Legault remains in service with us. We will also make special cash bonus payments to Mr. Legault on the each date that restricted stock units are delivered to Mr. Legault in an amount equal to the product of the number of shares of common stock underlying the restrict stock units delivered on such date and $16.12, less applicable taxes and withholdings; but in no event shall this bonus amount exceed $387,000 in the aggregate, before adjustment for applicable taxes and withholdings. The per share bonus amount shall be equitably adjusted in the event of any capitalization adjustment of the company.

        The employment agreement further provides that during Mr. Legault's continuing service to us, if the number of issued and outstanding shares of our capital stock increases, without limitation, in connection with an initial public offering of our common stock or a stock dividend with respect to our preferred stock, but not including the conversion of convertible debt or convertible promissory notes issued prior to the one year anniversary of the Commencement Date (the "Additional Shares"), we shall grant Mr. Legault an option under the Stock Plan or any successor plan of ours (the "True Up Option") covering the number of shares of common stock equal to three ninety-sevenths of the Additional Shares, rounded to the nearest whole share. In connection with the completion of our initial public offering, on February 14, 2014 we granted Mr. Legault, subject to stockholder approval of the amendment and restatement of the Stock Plan, a True Up Option to purchase 114,234 shares of our common stock with an exercise price of $12.00 per share. With respect to 76,156 of the shares subject to the True Up Option, 1/48th of the shares shall vest when Mr. Legault completes each month of continuous service to us, with 23,911 shares vested as of the date of grant. With respect to the 38,078 remaining shares subject to the True Up Option, 25% of the shares will vest on October 21, 2014 and 75% of the shares will vest in equal monthly installments on the first day of each calendar month for 36 months, beginning November 1, 2014, provided however, that Mr. Legault must remain in service to us on each applicable vesting date.

        If, while any portion of the True Up Option or RSU Award is outstanding, any of our convertible debt issued prior to the execution of the employment agreement is actually converted into shares of our stock, Mr. Legault will be entitled to an additional option to purchase shares of our common stock in an amount equal to three ninety-sevenths of the shares into which such debt is converted (the "Additional Option"). The exercise price for each such Additional Option shall be $2.02 per share (subject to adjustment for stock splits, reverse splits, mergers, reorganizations, recapitalizations and similar events or transactions). Any Additional Option may only be exercised, to the extent vested, during the period beginning on the earliest of the following to occur after the grant of such Additional Option: (i) Mr. Legault's "separation from service" (as defined by Treasury Regulation § 1.409A-1(h), or, if Treasury Regulation § 1.409A-3(i)(2) applies, six months and one day following Mr. Legault's separation from service), (ii) the time immediately preceding a change in control, but only if such change in control also constitutes a "change in control event" (as that term is defined in Treasury

Regulation Section 1.409A-3(i)(5)(i)), or (iii) the first day of the calendar year in which the expiration date of the employment agreement occurs. Once exercisable, each such Additional Option will continue to be exercisable until (x) the last day of the calendar year in which the option became exercisable (if such Additional Option became exercisable pursuant to Mr. Legault's separation from service, as defined above), (y) the closing of a change in control (if such Additional Option became exercisable pursuant to a change in control), or (z) the tenth anniversary of the date of the RSU Award (if such Additional Option became exercisable pursuant to the first day of the tenth year after the date of the RSU Award). On February 14, 2014, in connection with the completion of our initial public offering and the conversion of all of our convertible notes into common stock, we granted Mr. Legault, subject to stockholder approval of the amendment and restatement of the Stock Plan, an Additional Option to purchase 37,029 shares of our common stock with an exercise price of $2.02 per share and subject to the terms discussed above in order for such option to comply with Section 409A of the Internal Revenue Code . With respect to 24,686 of the shares subject to Additional Option, 1/48th of the shares shall vest when Mr. Legault completes each month of continuous service to us, with 7,714 shares vested as of the date of grant. With respect to the 12,343 remaining shares subject to the Additional Option, 25% of the shares will vest on October 21, 2014; and 75% of the shares will vest in equal monthly installments on the first day of each calendar month for 36 months, beginning November 1, 2014, provided however, that Mr. Legault must remain in service to us on each applicable vesting date.

        Mr. Legault is also eligible to participate in the employee benefit plans, policies or arrangements maintained by us for our management-level employees, subject to the terms and conditions of such plans, policies or arrangements; provided, however, that until our open enrollment period later in 2014, we will pay Mr. Legault a monthly stipend equal to 175% of the monthly premiums payable by him for coverage for himself and his dependents under the individual health insurance policy he reasonably selects, subject to reduction for applicable tax and legal purposes. Beginning after our next open enrollment period, Mr. Legault will participate in our employee benefit plans. Further, we have agreed to pay directly, or reimburse, Mr. Legault for travel and business expenses in accordance with our generally applicable policies relating to such expenses.

        Upon the termination of Mr. Legault's employment, he will receive payment for any accrued but unpaid wages, accrued but unused vacation and for any incurred but unreimbursed expenses, subject to our policies for expense reimbursements. If Mr. Legault's employment is terminated by us upon 53 days prior written notice or is terminated by Mr. Legault for "Good Reason," we will (a) make a cash lump sum payment to Mr. Legault equal to 150% of his base salary (at the rate in effect immediately prior to such termination), less applicable taxes and withholdings, and (b) for a period of twelve (12) months (or by lump sum covering twelve (12) months if allowed by applicable law) pay Mr. Legault the monthly benefit stipend equal to Mr. Legault's premiums for continuation of medical and dental benefits pursuant to Mr. Legault's COBRA election, including payments to account for applicable taxes and withholdings. Such payments will be conditioned on Mr. Legault's execution of a general release of claims against us and our affiliates (excluding Mr. Legault's rights as a stockholder, rights with respect to equity incentive awards and rights to indemnification for acts performed in Mr. Legault's capacity as an director, officer or employee) in a mutually acceptable form and on such release becoming effective no later than 53 days following such termination. Notwithstanding the foregoing, for the twenty-four (24) month period following any change in control: we will (a) make a cash lump sum payment to Mr. Legault equal to 225% of his base salary (at the rate in effect immediately prior to such termination) and (b) continue to pay Mr. Legault the monthly benefit stipend described above for eighteen (18) months following such termination.

        "Good Reason" is defined under the employment agreement as (i) any adverse change in Mr. Legault's title, authority or duties (including, without limitation, the assignment to Mr. Legault of duties materially inconsistent with his position) or (ii) any other material breach by us of any term or condition of the employment agreement.

        Receipt of the severance benefits described above may be modified by us to comply with Section 409A of the Internal Revenue Code of 1986, as amended, or the Code.

        J. Wesley Fox, Ph.D.    On April 30, 2007, we entered into an employment agreement with Dr. Fox as our president and chief executive officer.

        Under the employment agreement, Dr. Fox is eligible to be considered for an annual incentive bonus which will require approval by our Board of Directors. Prior to our establishment of a healthcare benefit plan, Dr. Fox was entitled to an additional $3,000 per month in salary. If we terminate Dr. Fox for any reason other than for cause or permanent disability, he shall be entitled to his base salary at the rate currently in effect at the time of termination for a period of twelve months following such termination, in addition to reimbursement for health care premiums under COBRA for Dr. Fox and his dependents until the earliest of (i) twelve months following termination, (ii) the expiration of Dr. Fox's continuation coverage under COBRA, or (iii) the date Dr. Fox receives substantially equivalent health insurance coverage in connection with new employment or self-employment.

        Under the employment agreement, "Cause" is defined as: (i) an unauthorized use or disclosure by Dr. Fox of our confidential information or trade secrets, which use or disclosure causes us material harm; (ii) a material breach by Dr. Fox of any agreement between Dr. Fox and us; (iii) a material failure by Dr. Fox to comply with our written policies or rules; (iv) Dr. Fox's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; (v) Dr. Fox's gross negligence or willful misconduct; (vi) a continuing failure by Dr. Fox to perform assigned duties after receiving written notification of such failure from our Board of Directors; (vii) a failure by Dr. Fox to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or employees after request for such cooperation by us; or (viii) Dr. Fox's debarment, or conviction of a crime that could lead to disbarment, under any governmental payment program.

        Either we or Dr. Fox shall be entitled to terminate Dr. Fox's employment at any time and for any reasons, with or without cause. We may terminate Dr. Fox's employment with us by giving Dr. Fox notice of such termination in writing. Dr. Fox may terminate his employment with us by providing us with 30 days' advance notice in writing.

        Under the employment agreement, Dr. Fox has agreed to refrain from directly or indirectly competing with us or soliciting our employees or independent contractors during his employment and for a two-year period thereafter. In connection with the employment agreement, Dr. Fox entered into our standard proprietary information and inventions agreement.

        Bob Peterson.    On August 8, 2009, we entered into an employment letter with Bob Peterson to reflect his role as vice president of operations. Mr. Peterson is currently our vice president of product development and regulatory affairs. Mr. Peterson is eligible to be considered for an incentive bonus for each fiscal year of employment, which will be awarded based on objective or subjective criteria established by our chief executive officer and approved by our Board of Directors. The target bonus will be equal to 30% of Mr. Peterson's annual base salary. Mr. Peterson is also eligible to participate in our sponsored healthcare benefits program. The employment letter provided Mr. Peterson with options to purchase 23,076 shares of our common stock, subject to the terms and conditions of the Stock Plan, with the exercise price determined by our Board of Directors at the time when the options are granted. One quarter of the shares subject to the options vested when Mr. Peterson completed twelve months of continuous service to us after December 11, 2009, and the remaining shares underlying the options vest in equal monthly installments over the next 48 months. Should Mr. Peterson be subject to Involuntary Termination by us or should we experience a Change in Control, all of the then unvested shares subject to the options shall become immediately vested.

        "Involuntary Termination" is defined in the employment letter to mean either (a) Mr. Peterson's involuntary discharge by us for reasons other than Cause or (b) Mr. Peterson's resignation (i) following a change in his position with us that materially reduces his level of authority or responsibility, (ii) a reduction in Mr. Peterson's salary by more than 10% or (iii) notice that Mr. Peterson's principal workplace will be relocated by more than thirty miles. A "Change in Control" under the employment letter means either the consummation of a merger of consolidation of us with or into another company, or our dissolution, liquidation or winding up.

        Under the employment letter, "Cause" is defined as: (i) an unauthorized use or disclosure by Mr. Peterson of our confidential information or trade secrets, which use or disclosure causes us material harm; (ii) a material breach by Mr. Peterson of any agreement between Mr. Peterson and us; (iii) a material failure by Mr. Peterson to comply with our written policies or rules; (iv) Mr. Peterson's conviction of, or plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof; (v) Mr. Peterson's gross negligence or willful misconduct; (vi) a continuing failure by Mr. Peterson to perform assigned duties after receiving written notification of such failure from our Board of Directors or (vii) a failure by Mr. Peterson to cooperate in good faith with a governmental or internal investigation of us or our directors, officers or employees after request for such cooperation by us.

        Either we or Mr. Peterson shall be entitled to terminate Mr. Peterson's employment at any time and for any reason, with or without cause. In connection with the employment letter, Mr. Peterson entered into our standard proprietary information and inventions agreement.

Confidential Information and Assignment of Inventions Agreements

        Each of our named executive officers has also entered into a standard form agreement with respect to confidential information and assignment of inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.

2005 Stock Option Plan

        Our 2005 Stock Option Plan was initially adopted by our Board of Directors and approved by our stockholders on February 1, 2005, and was amended and restated with the approval of our Board of Directors and stockholders effective as of August 13, 2007. We refer to this plan, as amended and restated, as the Stock Plan. The Stock Plan permits us to make direct awards or sales of shares of our common stock, grants of non-statutory stock options and grants of incentive stock options.

Outstanding Equity Awards at 2013 Fiscal Year-End

        The following table shows grants of stock options and grants of restricted stock unit awards outstanding on the last day of the fiscal year ended December 31, 2013, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Restricted Stock Units
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Unvested Securities Underlying (#)		Market Value of Units that are Unvested ($)
Pierre Legault	66,545	24,655	(1)	$2.02	5/2/2023	24,000	(2)	$109,200
J. Wesley Fox	769	0		$32.50	2/1/2015	—		—
	27,227	0		$0.39	8/13/2017	—		—
	27,502	0		$0.39	4/18/2018	—		—
	75,765	0		$0.39	4/18/2018	—		—
	32,538	0		$1.95	6/5/2019	—		—
	28,012	0		$1.95	12/11/2019	—		—
	29,076	9,692	(3)	$1.82	12/8/2021	—		—
	7,612	7,003	(4)	$1.82	12/8/2021	—		—
Bob Peterson	18,750	4,326	(5)	$1.95	12/11/2019	—		—
	9,230	3,076	(3)	$1.82	12/8/2021	—		—
	6,410	5,897	(4)	$1.82	12/8/2021	—		—

(1)
1/48th of the option vests monthly on the last day of the month until November 26, 2016.

(2)
25% of the restricted stock units granted to Mr. Legault will vest on October 21, 2014, and the remaining 75% of the restricted stock units granted to Mr. Legault will vest in equal monthly installments, on the first day of each calendar month, beginning on November 1, 2014 and continuing for 36 months thereafter, provided that Mr. Legault remains in service with us.

(3)
Options vest monthly through December 14, 2014.

(4)
Options vest monthly through December 14, 2015.

(5)
Options vest monthly through December 11, 2014.

Director Compensation

        Members of our Board of Directors who are our employees did not receive any fees for their service on our Board of Directors or for their service as a chair or committee member during the fiscal years ended December 31, 2012 and 2013. Mr. Legault and Dr. Fox are our only employee directors.

        Our non-employee directors, other than Mr. Legault in his role as chairman of our Board of Directors in 2012, have not received any compensation for their service during our fiscal years ended December 31, 2012 and 2013, respectively.

        On November 4, 2013, our Board of Directors approved proposed board fees that took effect upon the completion of our initial public offering. The board fees provide cash compensation of $30,000 per year to each of our directors, an additional $25,000 per year to the chairman of our Board of Directors, $10,000 per year to the chairman of our Audit Committee, $5,000 per year to the chairman of our Compensation Committee, and $5,000 per year to the chairman of our Nominating and Governance Committee. In addition to the annual cash compensation discussed above, each board member will receive an annual fee up to $6,000 for board meeting attendance, and the chairman of our Board of Directors will receive an annual fee up to $12,000 for such attendance. Each member of the Audit Committee will receive an annual fee up to $8,000 per year for committee meeting attendance; each member of the Compensation Committee will receive an annual fee up to $4,000 for committee meeting attendance; and each member of the Nominating and Governance Committee will receive an annual fee up to $4,000 for committee meeting attendance. All directors fees paid to Messrs. Markham and Seltzer are remitted to Care Capital. All directors fees paid to Dr. Steiner are remitted to Setraco Ehf. In addition, our independent directors will receive 3,076 stock options annually, issued pursuant to the Stock Plan, as compensation for their service to the board. 25% of the options awarded to each recipient will vest on the first anniversary of the date of grant and 2.0833% of the options awarded to each recipient will vest on the monthly anniversary of the date of grant in each of the following 36 months.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain aggregate information with respect to all of the Company's equity compensation plans in effect as of December 31, 2013.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	587,855	$1.17	35,355
Equity compensation plans not approved by security holders	—	—	—

Total	587,855	$1.17	35,355

(1)
Consists of options to purchase 563,855 shares of our common stock granted under the Stock Plan. Also consists of a restricted stock unit grant for up to 24,000 shares granted to Mr. Legault in November 2013 outside of the Stock Plan but with the approval of the stockholders.

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee's role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.nephrogenex.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of EisnerAmper LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2013, the Audit Committee took the following actions:

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended 2013 with management and EisnerAmper LLP, our independent registered public accounting firm;

  •
  Discussed with EisnerAmper LLP the matters required to be discussed in accordance with Auditing Standard No. 16—Communications with Audit Committees; and

  •
  Received written disclosures and the letter from EisnerAmper LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding EisnerAmper LLP communications with the Audit Committee and the Audit Committee further discussed with EisnerAmper LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and EisnerAmper LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Members of the NephroGenex, Inc. Audit Committee
James Mitchum, Chairperson
Robert R. Seltzer
Eugen Steiner

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis. An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        In addition to the director and executive officer compensation arrangements discussed above in "Executive and Director Compensation," during the past two years, we have been a party to the following transactions in which the amount involved exceeded $120,000 and in which any director, executive officer or holder of more than 5% of our voting securities, whom we refer to as our principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders had or will have a material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Issuances of convertible notes

        Between 2012 and 2013, we sold convertible notes in an aggregate principal amount of approximately $5.8 million. Each convertible note bore a simple interest rate of 8% per annum. We did not pay any accrued interest on the convertible notes. Each of the noteholders converted their notes into common stock upon the completion of our initial public offering.

        The following table sets forth the loan amounts provided by our directors, executive officers and principal stockholders, or affiliates or immediate family members of our directors, executive officers and principal stockholders between 2012 and 2013.

Name	Loan amount
Entities affiliated with Care Capital III LLC(1)	$4,641,168.44
Entities affiliated with Rho Capital Partners, LP(2)	$713,086.30
Biostratum, Incorporated	$54,821.76

(1)
Consists of (a) loans in an aggregate principal amount of $4,564,933.21 provided by Care Capital Investments III LP and (b) loans in an aggregate principal amount of $76,235.23 provided by Care Capital Offshore Investments III LP.

(2)
Consists of (a) loans in an aggregate principal amount of $655,540.11 provided by Rho Ventures V, L.P. and (b) loans in an aggregate principal amount of $57,546.19 provided by Rho Ventures V Affiliates, L.L.C.

Director and Executive Officer Compensation

        Please see "Executive and Director Compensation" for information regarding compensation of directors and executive officers.

Payments for Services

        In connection with Daniel Cabo's service to us as acting chief financial officer during 2012 and 2013, we paid $8,000 monthly to Care Capital, LLC, an affiliate of our largest shareholder. In addition, in March 2014 we paid Care Capital $50,000 as a special bonus for Dan Cabo's services to us in connection with our initial public offering.

Participation in our Initial Public Offering

        Entities affiliated with one of our existing principal stockholders purchased an aggregate of 790,000 shares of our common stock in our initial public offering at the initial public offering price for an aggregate purchase price of approximately $9.5 million.

 Indemnification Agreements

        We enter into indemnification agreements with each of our directors and officers. The indemnification agreements and our restated certificate of incorporation and restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Policy for Approval of Related Person Transactions

        Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.

        In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chair of the Audit Committee in some circumstances. No related party transaction shall be entered into prior to the completion of these procedures.

        The Audit Committee or its chair, as the case may be, shall approve only those related party transactions that are determined to be in, or not inconsistent with, the best interests of us and our stockholders, taking into account all available facts and circumstances as the committee or the chair determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us; the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related party transaction with respect to which the member or any of his or her immediate family members has an interest.

ELECTION OF DIRECTORS

(Notice Item 1)

        On March 26, 2014, the Board of Directors nominated Eugen Steiner for election at the annual meeting. The Board of Directors currently consists of seven members, classified into three classes as follows: Richard Markham and Pierre Legault constitute a class with a term ending in 2016; James Mitchum and Robert R. Seltzer constitute a class with a term ending in 2015; and J. Wesley Fox, Eugen Steiner and Martin Vogelbaum constitute a class with a term which expires at the upcoming annual meeting. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        The Board of Directors has voted (i) to set the size of the Board of Directors at five members and (ii) to nominate Eugen Steiner for election at the annual meeting for a term of three years to serve until the 2017 Annual Meeting of Stockholders, or until his respective successor is elected and qualified. However, it is anticipated that Dr. Steiner will resign from the Board of Directors as soon as we find a suitable replacement. The Class II directors (James Mitchum and Robert R. Seltzer) and the Class III directors (Richard Markham and Pierre Legault) will serve until the Annual Meetings of Stockholders to be held in 2015 and 2016, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of Eugen Steiner. In the event that the nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in the nominee's place. We have no reason to believe that the nominee will be unable or unwilling to serve as a director.

        A plurality of the shares voted for each nominee at the Meeting is required to elect the nominee as a director.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF EUGEN STEINER AS DIRECTOR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S
2005 STOCK OPTION PLAN, AS AMENDED AND RESTATED

(Notice Item 2)

General

        Our Stock Plan was approved by our Board of Directors and stockholders on February 1, 2005 and was amended and restated upon approval of our Board of Directors and stockholders effective as of August 13, 2007. As of March 17, 2014, options to purchase 563,855 shares of common stock are outstanding under the Stock Plan, 10,477 shares have been issued upon the exercise of options granted under the Stock Plan and 35,355 shares remain available for issuance. On March 26, 2014, our Board of Directors voted to approve an amendment and restatement of the Stock Plan, effective upon approval by our stockholders at the annual meeting. In connection with this amendment and restatement we are changing the name of the Stock Plan to the Amended and Restated 2007 Equity Incentive Plan to better reflect its terms.

        The Amended and Restated 2007 Equity Incentive Plan is being submitted to you for approval at the annual meeting as required under the current terms of the Stock Plan and in order to ensure continued favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as required by the listing rules of the NASDAQ Stock Market and in order for the Stock Plan to provide for certain option grants to meet the exemption under Section 162(m) of the Code.

        Specifically we are asking the stockholders to:

  •
  increase the aggregate number of shares of common stock available for the grant of awards under the Stock Plan by an additional 676,923 shares;.

  •
  allow for the grant of restricted stock unit awards;

  •
  provide that options for no more than 500,000 shares be granted to any optionee in any fiscal year;

  •
  allow for the grant of shares without a purchase price;

  •
  allow for nonstatutory stock options for shares be granted with an exercise price that is less than fair market value of our common stock at the time of grant only as provided for by contract and provided that the terms of such options comply with Section 409A of the Code; and

  •
  terminate provisions that were required under California blue sky law.

        Our Board of Directors, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Amended and Restated 2007 Equity Incentive Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the increase in the number of shares available for issuance under the Amended and Restated 2007 Equity Incentive Plan and the ability to grant restricted stock unit awards is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Without stockholder approval of the Amended and Restated 2007 Equity Incentive Plan we will not be able to make equity grants in the future as we only have 35,355 shares of common stock available under the Stock Plan. In addition, in connection with our initial public offering, we granted options to purchase 247,410 shares of our common stock, subject to the approval of the Amended and Restated 2007 Equity Incentive Plan by our stockholders. In the event that the Amended and Restated 2007 Equity Incentive Plan is not approved by our stockholders, the options will be forfeited. Accordingly, our Board of Directors believes approval of the amendment and restatement of the Stock Plan is in our best interests and those of its stockholders and recommends a vote "FOR" the amendment and restatement.

        The following is a brief summary of the Amended and Restated 2007 Equity Incentive Plan. This summary is qualified in its entirety by reference to the text of the Amended and Restated 2007 Equity Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Material Features of the Amended and Restated 2007 Equity Incentive Plan.

        Eligibility.    The Amended and Restated 2007 Equity Incentive Plan allows us, under the direction of our Board of Directors or any committee that has been appointed by our Board of Directors, to make grants of stock options, restricted stock unit awards and the direct award or sale of shares of common stock to employees, consultants and directors. The purpose of these awards is to offer selected persons an opportunity to acquire a proprietary interest in our success, or to increase such interest, by having the opportunity to purchase shares of our common stock. The Amended and Restated 2007 Equity Incentive Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company are eligible to participate in the Amended and Restated 2007 Equity Incentive. As of March 17, 2014, there were twelve individuals eligible to participate.

        Limitations on Grant.    The Amended and Restated 2007 Equity Incentive Plan provides that 1,283,226 shares are available for issuance thereunder including for the grant of incentive stock options. Generally shares of common stock reserved for awards under the Amended and Restated 2007 Equity Incentive Plan that lapse or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant. The Amended and Restated 2007 Equity Incentive Plan provides that that options for no more than 500,000 shares be granted to any optionee in any fiscal year.

        Stock Options.    Stock options granted under the Amended and Restated 2007 Equity Incentive Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, which are not intended to meet those requirements. Incentive Stock Options may be granted to employees of the Company. Nonstatutory stock options may be granted to employees, directors and consultants of the Company. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years. Nonstatutory stock options for shares may not be granted with an exercise price that is less than fair market value of our common stock at the time of grant except as provided for by contract and provided that the terms of such options comply with Section 409A of the Code.

        Award agreements for stock options include rules for exercise of the stock options after termination of service. The term of any option awarded under the Amended and Restated 2007 Equity Incentive Plan shall not exceed 10 years from the date of grant. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement. Generally, stock options will be exercisable until the earlier of the expiration date of the option or three months after the termination of service for any reason other than death or disability. If the termination of service occurs on account of disability, the options will generally be exercisable for 6 months following termination of service. If the termination of service occurs on account of death, the options will be exercisable until the earlier of the expiration date or the date 12 months following the Optionee's death. An option shall be transferrable by (i) a beneficiary designation, (ii) a will, (iii) the laws of descent and distribution or (iv) if the option is a nonstatutory stock option and the stock option agreement so provides, by gift or domestic relations order to a family member.

        Stock Awards.    Any shares of common stock awarded pursuant to the Amended and Restated 2007 Equity Incentive Plan will be subject to special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine from time to time. Such restrictions shall be set forth in the applicable stock purchase agreement entered into by any awardee and shall apply in addition to any restrictions on the shares of common stock generally.

        Restricted Stock Unit Awards.    The Amended and Restated 2007 Equity Incentive Plan also authorizes the grant of restricted stock unit awards. The Board of Directors may make such awards subject to such conditions and restrictions as it may determine. These conditions and restrictions may include continued employment with us through a specified restricted period. Such restrictions shall be set forth in the applicable restricted stock unit award agreement entered into by any awardee.

        Plan Administration.    In accordance with the terms of the Amended and Restated 2007 Equity Incentive Plan, our Board of Directors has authorized our Compensation Committee to administer the Plan. In accordance with the provisions of the Amended and Restated 2007 Equity Incentive Plan, our Compensation Committee determines the terms of awards, including:

  •
  which employees, directors and consultants will be granted awards;

  •
  the number of shares subject to each award;

  •
  the vesting provisions of each award;

  •
  the termination or cancellation provisions applicable to awards; and

  •
  all other terms and conditions upon which each award may be granted in accordance with the Plan.

        In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by the Amended and Restated 2007 Equity Incentive Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment would impair the participant's rights or increase the participant's obligations under an award; and provided, further, that, without the prior approval of our stockholders, options will not be repriced.

        Stock Dividends and Stock Splits.    If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

        Corporate Transactions.    Upon a merger or other reorganization event, our Board of Directors, may, in its sole discretion, take any one or more of the following actions pursuant to the Amended and Restated 2007 Equity Incentive Plan, as to some or all outstanding options as of the date of the merger of reorganization event:

  •
  ensure the continuation of the options (if we are the surviving corporation);

  •
  provide for the assumption of the options by the surviving corporation in a manner that complies with Section 424(a) of the Code and Section 409A of the Code, regardless of whether such options are ISOs;

  •
  provide for the substitution by the surviving corporation of new options in a manner that complies with Section 424(a) of the Code and Section 409A of the Code, regardless of whether such options are ISOs;

  •
  cancel the options and pay to optionees the excess of the fair market value of the shares subject to the options (as of the effective date of the merger or reorganization) over their exercise price provided hat all options shall be deemed fully vested;

  •
  cancel the options.

        Amendment and Termination.    The Amended and Restated 2007 Equity Incentive Plan may be amended, suspended or terminated by our Board of Directors, provided that any amendment is subject to stockholder approval if it would have the effect of increasing the number of shares available for issuance under the Amended and Restated 2007 Equity Incentive Plan, materially change the class of persons eligible to receive grants of ISOs, reduce the exercise price of an option or is of a scope that requires stockholder approval under any applicable law, rule or regulation including the rules of any stock exchange. The Amended and Restated 2007 Equity Incentive Plan expires on August 13, 2017.

Federal Income Tax Considerations

        The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Amended and Restated 2007 Equity Incentive Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Amended and Restated 2007 Equity Incentive Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income" of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.
Nonstatutory Stock Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A nonstatutory option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee's compensation income.

An optionee's initial basis in shares so acquired will be the amount paid on exercise of the nonstatutory option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.
Stock Grants:

With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Restricted Stock Unit Awards:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

        The following table shows the total number of options that have been granted to the identified individuals and groups, which awards are subject to the approval of the amendment and restatement of the Stock Plan by our stockholders:

NEW PLAN BENEFITS

Name and Position	Number of Options
Pierre Legault, Chief Executive Officer	151,263
John P. Hamill, Chief Financial Officer	30,769
J. Wesley Fox, Ph.D. President and Chief Scientific Officer	15,384
Bob Peterson, Vice President of Product Development and Regulatory Affairs	11,538
Current Executive Officers	208,954
Non-Executive Directors	15,380
Non-Executive Officer Employees	23,076

        The amounts of future grants under the Amended and Restated 2007 Equity Incentive Plan are not determinable as all other future awards under the Amended and Restated 2007 Equity Incentive Plan will be granted at the sole discretion of the Compensation Committee and we cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards. However, our independent directors will receive 3,076 stock options annually, issued pursuant to the Amended and Restated 2007 Equity Incentive Plan, as compensation for their service to the Board of Directors.

        On March 17, 2014, the closing market price per share of our common stock was $9.16, as reported by The NASDAQ Stock Market.

        For these reasons, the Board of Directors has recommended adopting the amendment and restatement. The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required for the approval of the amendment and restatement of the 2005 Stock Option Plan, as amended and restated.

        THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2005 STOCK OPTION PLAN, AS AMENDED AND RESTATED. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 3)

        The Audit Committee has appointed EisnerAmper LLP ("EisnerAmper"), as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2014. The Board proposes that the stockholders ratify this appointment. EisnerAmper audited our financial statements for the fiscal year ended December 31, 2013. We expect that representatives of EisnerAmper will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

        In deciding to appoint EisnerAmper, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EisnerAmper and concluded that EisnerAmper has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2014.

        The following table presents fees for professional audit services rendered by EisnerAmper for the audit of the Company's annual financial statements for the years ended December 31, 2013, and December 31, 2012, and fees billed for other services rendered by EisnerAmper during those periods.

	2013	2012
Audit fees:(1)	$295,325	—
Audit related fees:	—	—
Tax fees:	—	—
All other fees:	—	—
Total	$295,325	—

(1)
Audit fees for 2013 consisted of $47,250 and $68,250 for audit work performed in the preparation of our 2013 and 2012 financial statements, respectively, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide. Audit fees for 2013 also consisted of audit and tax services and fees related to the review of our registration statement on Form S-1.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

        Prior to engagement of an independent registered public accounting firm for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

        1.     Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

        2.     Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

        3.     Tax services include all services performed by an independent registered public accounting firm's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

        4.     Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

        In the event the stockholders do not ratify the appointment of EisnerAmper as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

        The affirmative vote of a majority of the shares cast affirmatively or negatively at the annual meeting is required to ratify the appointment of the independent registered public accounting firm.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF EISNERAMPER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

 CODE OF CONDUCT AND ETHICS

        We have adopted a code of conduct and ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers. The text of the code of conduct and ethics is posted in the "Investors" section of our website at www.nephrogenex.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented to the annual meeting. If any other business is properly brought before the annual meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

        To be considered for inclusion in the proxy statement relating to our 2015 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than December 18, 2014. To be considered for presentation at the 2015 Annual Meeting, although not included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than February 1, 2015 and no later than March 3, 2015. Proposals that are not received in a timely manner will not be voted on at the 2015 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Secretary, NephroGenex, Inc., 79 T.W. Alexander Drive, 4401 Research Commons Building, Suite 290, P.O. Box 14188, Research Triangle Park, NC 27709.

Research Triangle Park, North Carolina
April 10, 2014

Exhibit A

NEPHROGENEX, INC.

AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

ADOPTED EFFECTIVE FEBRUARY 1, 2005 AS THE 2005 STOCK OPTION PLAN
AMENDED AND RESTATED EFFECTIVE AUGUST 13, 2007
AMENDED AND RESTATED EFFECTIVE MAY 15, 2014 AND RENAMED THE AMENDED AND
RESTATED 2007 EQUITY INCENTIVE PLAN

A-i

A-ii

NEPHROGENEX, INC. AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

        The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Stock. The Plan provides for the direct award or sale of Shares, for the grant of Restricted Stock Unit Awards, and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

        Capitalized terms are defined in Section 12.

SECTION 2. ADMINISTRATION.

        (a)    Committees of the Board of Directors.     The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

        (b)    Authority of the Board of Directors.     Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

SECTION 3. ELIGIBILITY.

        (a)    General Rule.     Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonstatutory Options, the direct award or sale of Shares or Restricted Stock Unit Awards. Only Employees shall be eligible for the grant of ISOs.

        (b)    Ten-Percent Stockholders.     In the case of an ISO, a person who owns stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be granted an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4. STOCK SUBJECT TO PLAN.

        (a)    Basic Limitation.     Not more than 1,283,226 Shares may be issued under the Plan (subject to Subsection (b) below and Section 8(a)) provided that in no event shall Options with respect to more than 500,000 Shares be granted to any Optionee in any fiscal year. All of these Shares may be issued upon the exercise of ISOs. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.

        (b)    Additional Shares.     In the event that Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan. In the event that an outstanding Option or other right for any reason expires or is forfeited, canceled or otherwise terminated (other than by exercise), the Shares allocable to the unexercised portion of such Option or other right shall be added to the number of Shares then available for issuance under the Plan. Notwithstanding the foregoing, if an Option is exercised, in whole or in part, by tender of Shares or if the Company's tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 4(a) above shall be the number of Shares that were subject to the Option or other right or portion thereof, and not the net number of Shares actually issued.

SECTION 5. TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARDS AND AWARDS OR SALES OF STOCK.

        (a)    Agreement.     Each Restricted Stock Unit Award under the Plan shall be evidenced by a Restricted Stock Unit Award Agreement between the Purchaser and the Company. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Each such Restricted Stock Unit Award or such award or sale of Shares shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in the applicable Restricted Stock Unit Award Agreement or Stock Purchase Agreement. The provisions of the various Restricted Stock Unit Award Agreements or Stock Purchase Agreements entered into under the Plan need not be identical.

        (b)    Duration of Offers and Nontransferability of Rights.     Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Restricted Stock Unit Awards and any other award or right to acquire Shares under the Plan shall not be transferable and Shares issued thereunder may only be issued to the Purchaser to whom such right was granted.

        (c)    Purchase Price.     The Board of Directors shall determine the Purchase Price, if any, at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

        (d)    Withholding Taxes.     As a condition to the purchase or issuance of Shares, the Purchaser shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase or issuance of Shares.

        (e)    Restrictions on Transfer of Shares.     Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Restricted Stock Unit Agreement or Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

        (f)    Compliance with Section 409A of the Code.     Any Restricted Stock Unit Award granted under the Plan that is not exempt under Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions shall be determined by the Board of Directors and contained in the Restricted Stock Unit Award Agreement.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS.

        (a)    Stock Option Agreement.     Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

        (b)    Number of Shares.     Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

        (c)    Exercise Price.     Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b) provided, that as provided for by contract, an Option may be granted with an Exercise Price that is less than Fair Market Value, if the terms of such Option comply with the requirements of Section 409A of the Code. Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

        (d)    Exercisability.     Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement. The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion. All of an Optionee's Options shall become exercisable in full if Section 8(b)(iv) applies.

        (e)    Basic Term.     The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

        (f)    Termination of Service (Except by Death).     If an Optionee's Service terminates for any reason other than the Optionee's death, then the Optionee's Options shall expire on the earliest of the following occasions:

            (i)  The expiration date determined pursuant to Subsection (e) above;

           (ii)  The date three months after the termination of the Optionee's Service for any reason other than Disability, or such later date as the Board of Directors may determine; provided, however that any exercise that occurs more than three months after the termination of the Optionee's Service shall cause an ISO to become a Nonstatutory Option; or

          (iii)  The date six months after the termination of the Optionee's Service by reason of Disability, or such later date as the Board of Directors may determine; provided, however any exercise that occurs more than twelve months after the termination of the Optionee's Service by reason of Disability shall cause an ISO to become a Nonstatutory Option.

The Optionee may exercise all or part of the Optionee's Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee's Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee's Service terminated (or vested as a result of the termination).

        (g)    Leaves of Absence.     For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

        (h)    Death of Optionee.     If an Optionee dies while the Optionee is in Service, then the Optionee's Options shall expire on the earlier of the following dates:

            (i)  The expiration date determined pursuant to Subsection (e) above; or

           (ii)  The date 12 months after the Optionee's death, or such later date as the Board of Directors may determine.

All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee's death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee's death (or vested as a result of the Optionee's death). The balance of such Options shall lapse when the Optionee dies.

        (i)    Restrictions on Transfer of Shares.     Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

        (j)    Transferability of Options.     An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by gift or domestic relations order to a Family Member of the Optionee. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative.

        (k)    Withholding Taxes.     As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

        (l)    No Rights as a Stockholder.     An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee's Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

        (m)    Modification of Options.     Within the limitations of the Plan, the Board of Directors may modify outstanding Options other than reducing the Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

SECTION 7. PAYMENT FOR SHARES.

        (a)    General Rule.     The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

        (b)    Services Rendered.     At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

        (c)    Surrender of Stock.     At the discretion of the Board of Directors, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

        (d)    Exercise/Sale.     To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

        (e)    Other Forms of Payment.     To the extent that a Stock Purchase Agreement or Stock Option Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

SECTION 8. ADJUSTMENT OF SHARES.

        (a)    General.     In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number of Shares available for future grants and the yearly limit on the issuance of Options under Section 4, (ii) the number of Shares covered by each outstanding Option or other right and (iii) the Exercise Price under each outstanding Option. In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of (i) the number of Shares covered by each outstanding Option or right or (ii) the Exercise Price under each outstanding Option.

        (b)    Mergers and Consolidations.    In the event that the Company is a party to a merger or consolidation, outstanding Options, Restricted Stock Unit Awards and Shares acquired under the Plan shall be subject to the agreement of merger or consolidation, which need not treat all outstanding Options and rights in an identical manner. Such agreement, without the Participants' consent, may dispose of Options or Restricted Stock Unit Awards that are not exercisable or vested as of the effective date of such merger or consolidation in any manner permitted by applicable law, including (without limitation) the cancellation of such Options or Restricted Stock Unit Awards without the payment of any consideration. Such agreement, without the Optionees' consent, shall provide for one or more of the following with respect to Options that are exercisable as of the effective date of such merger or consolidation:

            (i)  The continuation of such Options by the Company (if the Company is the surviving corporation).

           (ii)  The assumption of such Options by the surviving corporation or its parent in a manner that complies with Section 424(a) of the Code and Section 409A of the Code (whether or not such Options are ISOs).

          (iii)  The substitution by the surviving corporation or its parent of new options for such Options in a manner that complies with Section 424(a) of the Code and Section 409A of the Code (whether or not such Options are ISOs).

          (iv)  The cancellation of such Options and a payment to the Optionees equal to the excess of (A) the Fair Market Value of the Shares subject to such Options as of the effective date of such merger or consolidation over (B) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.

           (v)  The cancellation of such Options. Any exercise of such Options prior to the closing date of such merger or consolidation may be contingent on the closing of such merger or consolidation.

        (c)    Reservation of Rights.    Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. SECURITIES LAW REQUIREMENTS.

        Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company's securities may then be traded.

SECTION 10. NO RETENTION RIGHTS.

        Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11. DURATION AND AMENDMENTS.

        (a)    Term of the Plan.    The amended and restated Plan, as set forth herein, shall become effective on the date of its approval by the stockholders. The Plan shall terminate automatically on August 13, 2017. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

        (b)    Right to Amend or Terminate the Plan.    The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company's stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8), (ii) materially changes the class of persons who are eligible for the grant of ISOs, (iii) reduces the Exercise Price of an Option (except as provided in Section 8), or (iv) is of a scope that requires stockholder approval under any applicable law, rule or regulation including the rules of any stock exchange. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

        (c)    Effect of Amendment or Termination.    No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or vesting of a Restricted Stock Unit Award granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option or Restricted Stock Unit Award previously granted under the Plan.

SECTION 12. DEFINITIONS.

        (a)   "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

        (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (c)   "Committee" shall mean a committee of the Board of Directors, as described in Section 2(a).

        (d)   "Company" shall mean NephroGenex, Inc., a Delaware corporation.

        (e)   "Consultant" shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors , provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

        (f)    "Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and for ISOs shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

        (g)   "Employee" shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

        (h)   "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

        (i)    "Fair Market Value" shall mean the fair market value of a Share determined as follows:

            (i)  If the Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Stock, the closing or, if not applicable, the last price of the Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

           (ii)  If the Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Stock for the trading day referred to in clause (1), and if bid and asked prices for the Stock are regularly reported, the mean between the bid and the asked price for the Stock at the close of trading in the over-the-counter market for the trading day on which the Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

          (iii)  If the Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Board of Directors, in good faith, shall determine.

        (j)    "Family Member" shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee's household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee own more than 50% of the voting interests.

        (k)   "ISO" shall mean an employee incentive stock option described in Section 422(b) of the Code.

        (l)    "Nonstatutory Option" shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

        (m)  "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (n)   "Optionee" shall mean a person who holds an Option.

        (o)   "Outside Director" shall mean a member of the Board of Directors who is not an Employee.

        (p)   "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        (q)   "Plan" shall mean this NephroGenex, Inc. Amended and Restated 2007 Equity Incentive Plan.

        (r)   "Purchase Price" shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.

        (s)   "Purchaser" shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan including upon the vesting of a Restricted Stock Unit Award (other than upon exercise of an Option).

        (t)    "Restricted Stock Unit Award" shall mean an award of shares of Stock which is granted pursuant to the terms of Section 5.

        (u)   "Restricted Stock Unit Award Agreement" shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to a Restricted Stock Unit Award grant.

        (v)   "Service" shall mean service as an Employee, Outside Director or Consultant.

        (w)  "Share" shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

        (x)   "Stock" shall mean the Common Stock of the Company.

        (y)   "Stock Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee's Option.

        (z)   "Stock Purchase Agreement" shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

        (aa) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01T8OD 1 U P X + q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominee listed, and FOR Proposals 2 and 3. For Against Abstain 2. Proposal to approve an amendment and restatement of the 2005 Stock Option Plan, as amended and restated. For Against Abstain 3. Proposal to ratify the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Eugen Steiner, M.D. 1. Election of Directors (or if the nominee is not available for election, such substitute as the Board of Directors may designate): For Withhold IMPORTANT ANNUAL MEETING INFORMATION MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMM 1 9 4 4 1 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 Admission Ticket

q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q . Notice of 2014 Annual Meeting of Stockholders The Umstead Hotel, 100 Woodland Pond Drive, Cary NC 27513 Proxy Solicited by Board of Directors for Annual Meeting — May 15, 2014 Pierre Legault and John Hamill, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of NephroGenex, Inc. to be held on May 15, 2014 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of directors and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — NEPHROGENEX, INC. 2014 Annual Meeting Admission Ticket 2014 Annual Meeting of NephroGenex, Inc. Stockholders Thursday, May 15, 2014, 9:00 a.m. Local Time The Umstead Hotel 100 Woodland Pond Drive, Cary NC 27513 Upon arrival, please present this admission ticket and photo identification at the registration desk.